                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             STERLING WEST BANCORP
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             STERLING WEST BANCORP
                            LOS ANGELES, CALIFORNIA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            TO BE HELD MAY 22, 1996



TO THE SHAREHOLDERS OF STERLING WEST BANCORP:

         NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of Sterling West Bancorp (the "Company") will be held at the Wilshire Country Club, Crystal Room, 301 North Rossmore Avenue, Los Angeles, California 90004, on Wednesday, May 22, 1996, at 10:00 a.m., for the following purposes, all as set forth in the attached Proxy Statement.

         1. Election of Directors. To elect seven (7) persons to the Board of Directors to serve until the 1997 Annual Meeting of Shareholders and until their successors are elected and have qualified. The following persons are the Board of Directors' nominees:

         Timothy Behunin          Audrey J. Fimpler         Robert J. Schiller
         Howard M. Borris         Hassan Izad               Michael Wagner
         Allan E. Dalshaug

         2. Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

         The Bylaws of the Company provide for the nomination of directors in the following manner:

                  "Section 2.11. Nomination for Directors. Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee."

         Only those shareholders of record at the close of business on March 29, 1996 shall be entitled to notice of and to vote at the Meeting.

Dated: April 26, 1996               BY ORDER OF THE BOARD OF DIRECTORS


                                    By /s/Sherry G. Alexander
                                      -----------------------
                                          SHERRY ALEXANDER,
                                          Secretary

         YOUR VOTE IS IMPORTANT AND, THEREFORE, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IN ORDER TO FACILITATE PROVISIONS FOR ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU WILL ATTEND THE MEETING.

                              STERLING WEST BANCORP
                             3287 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90010
                                 (213) 384-4444

                                 --------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1996

                                 --------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sterling West Bancorp (the "Company") for use at its Annual Meeting of Shareholders (the "Meeting") to be held at the Wilshire Country Club, Crystal Room, 301 North Rossmore Avenue, Los Angeles, California 90004, on Wednesday, May 22, 1996, at 10:00 a.m., and at any and all adjournments thereof. It is expected that this Proxy Statement and enclosed form of Proxy will be mailed to shareholders of record on or about April 26, 1996.

Matters To Be Considered

         The matters to be considered and voted upon at the Meeting will be:

         1. Election of Directors. To elect seven (7) persons to the Board of Directors to serve until the 1997 Annual Meeting of Shareholders and until their successors are elected and have qualified. The following persons are the Board of Directors' nominees:

         Timothy Behunin         Audrey J. Fimpler         Robert J. Schiller
         Howard M. Borris        Hassan Izad               Michael Wagner
         Allan E. Dalshaug

         2. Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Revocability of Proxies

         A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote thereat. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the "Proxy Holders") in accordance with the instructions on the Proxy. If no instruction is specified in respect to a matter to be acted upon, the shares represented by the Proxy will be voted "FOR" the election of the nominees for director set forth herein. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting. If, however, any other matters are properly presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.

Costs of Solicitation of Proxies

         This Proxy solicitation is made by the Board of Directors of the Company and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of Proxies. It is contemplated that Proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of Proxies if the Board of Directors of the Company determines that this is advisable.

Outstanding Securities and Voting Rights

         There were issued and outstanding 1,710,214 shares of the Company's common stock, no par value per share (the "Common Stock"), on March 29, 1996, which has been set as the record date ("Record Date") for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting.

         Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively only if the candidates' names have been properly placed in nomination prior to the commencement of the voting and a shareholder present at the Meeting has given notice at the Meeting prior to the commencement of the voting of his or her intention to vote his or her shares cumulatively. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate his or her votes for candidates in nomination. Cumulative voting entitles a shareholder to give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The authority granted to the Proxy Holders under the Proxy includes the discretionary authority to cumulate votes. In the election of directors, the seven candidates receiving the highest number of votes will be elected.

         A majority of the outstanding shares of Common Stock entitled to vote at the Meeting shall constitute a quorum. Abstentions and broker non-votes will be treated as shares present and entitled to vote solely for purposes of determining the presence of a quorum.

                               VOTING SECURITIES

Principal Shareholders

         The following table sets forth certain information, as of March 29, 1996, with respect to persons of whom the Board of Directors is aware who own beneficially more than 5% of the Company's Common Stock outstanding as of such date:

                                                         Common Stock Owned
                                                            Beneficially
                                                   -----------------------------
                                                   Number of          Percent of
Name and Address of Beneficial Owner                Shares               Class
- ------------------------------------               ---------          ----------
Allan E. Dalshaug (1)                               148,444              8.68%
3287 Wilshire Boulevard
Los Angeles, California 90010

Timothy Behunin (1)                                 107,854              6.31%
700 South Victory
Burbank, California 91506

Philip V. Oppenheimer                               116,397              6.81%
119 W.  57th Street
New York, N.Y. 10019

(1) See "VOTING SECURITIES -- Management" herein for a description of the nature of the beneficial ownership and the method of calculating the percentage of beneficial ownership.

Management

         The following table sets forth certain information, as of March 29, 1996, with respect to the number of shares of the Company's Common Stock owned beneficially by each director of the Company, each of whom is also a nominee for election as a director, by the Company's Chief Executive Officer, by each of the other Named Executive Officers (as defined below), and by all directors and executive officers, as a group.

                                                            Common Stock Owned
                                                             Beneficially (1)
                                                        --------------------------
                                                         Number of       Percent
Name and Title                                            Shares      of Class (2)
- --------------                                           ---------    ------------
Timothy Behunin                                         107,854 (3)       6.31%
     Director

Howard M. Borris                                         10,050             *
     Director

Robert A. Brito                                           8,667 (4)         *
     Vice President, Company: Executive
     Vice President, Chief Credit Officer,
     Sterling Bank

Joseph C. Carona                                         22,883 (5)       1.32%
     Executive Vice President, and Chief Financial
     Officer Company and President Sterling Bank

Allan E. Dalshaug                                       148,444 (6)       8.68%
     President, Chief Executive Officer
     and Chairman of the Board,
     Company; Chief Executive Officer
     and Chairman of the Board,
     Sterling Bank

Audrey J. Fimpler                                        36,096 (7)       2.11%
     Director

Hassan Izad                                              20,992           1.23%
     Director

Farhad Motia
     Executive Vice President, (10)                          --             --
     Company; President and
     Chief Executive Officer,
     Sterling Business Credit, Inc.

                                                            Common Stock Owned
                                                             Beneficially (1)
                                                        --------------------------
                                                         Number of       Percent
Name and Title                                            Shares      of Class (2)
- --------------                                           ---------    ------------
Robert J. Schiller
      Director                                           62,975 (8)        3.68%

Douglas B. Swets                                         48,881 (9)        2.83%
     Chief Financial Officer and
     Secretary, Company and
     Sterling Bank(11)

Michael Wagner                                           39,346            2.30%
     Director

Directors and Executive Officers                        506,188 (12)      29.60%
     as a Group (11 persons)

- --------

 *       Less than 1%

(1) Except as otherwise noted below and as provided by community property laws where applicable, each person directly or indirectly has sole voting and investment power with respect to the shares listed.

(2) In computing the percentage of shares beneficially owned, the number of shares which the person (or group) has a right to acquire within 60 days after March 29, 1996 are deemed outstanding for the purpose of computing the percentage of Common Stock owned by such person (or group), but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3) Mr. Behunin has shared voting and investment power with respect to the shares listed.

(4) Includes 4,994 shares of Common Stock which Mr. Brito has the right to acquire upon the exercise of stock options exercisable on March 29, 1996, or becoming exercisable within 60 days thereafter, pursuant to the Company's Stock Option Plan.

(5) Includes 16,826 shares of Common Stock which Mr. Carona has the right to acquire upon the exercise of stock options exercisable on March 29, 1996, or becoming exercisable within 60 days thereafter, pursuant to the Company's Stock Option Plan.

(6) Includes 54,327 shares as to which Mr. Dalshaug has shared investment and voting power.

(7) Includes 4,101 shares of Common Stock as to which Ms. Fimpler has shared investment or voting power.

(8) Includes 2,941 shares of Common Stock as to which Mr. Schiller has shared investment and voting power.

(9) Includes 14,834 shares of Common Stock which Mr. Swets has the right to acquire upon the exercise of stock options exercisable on March 29, 1996, or becoming exercisable within 60 days thereafter, pursuant to the Company's Stock Option Plan.

(10) Farhad Motia, a Named Executive Officer, resigned from all positions with the Company or its subsidiaries effective September 7, 1995.

(11) Douglas B. Swets, a Named Executive Officer, resigned from all positions with the Company or its subsidiaries effective March 8, 1996.

(12) Includes 36,654 shares of Common Stock which members of the group have the right to acquire upon the exercise of stock options exercisable on March 29, 1996, or becoming exercisable within 60 days thereafter, pursuant to the Company's Stock Option Plan.

                             ELECTION OF DIRECTORS

Board of Directors of the Company

         The Bylaws of the Company provide that the number of directors shall be not less than seven (7) nor more than thirteen (13) until changed by a bylaw amending Section 3.3 of the Company's Bylaws duly adopted by the vote or written consent of the Company's shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by an amendment thereof duly adopted by the Company's Board of Directors. Pursuant to the foregoing, the number of directors is presently fixed at seven
(7).

         The persons named below, all of whom are present members of the Board of Directors, have been nominated for election by the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. Certain of the directors also serve on the Boards of Directors of the Company's subsidiaries, Sterling Bank and Sterling Business Credit, Inc. Votes will be cast pursuant to the enclosed Proxy in such a way as to effect the election of said seven nominees, or as many thereof as possible, under applicable voting rules. In the event that any of the nominees should be unable or unwilling to accept nomination or election as a director, it is intended that the Proxy Holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR.

         The following table sets forth certain information, as of March 29, 1996, with respect to each director of the Company.

                                                                      Year First
                           Principal                                  Elected or
                         Occupation for                               Appointed
Name and Title        the Past Five Years                       Age    Director
- --------------        -------------------                       ---   ----------
Timothy Behunin       President, Behunin                         44      1985
         Director         Construction Co., Inc.
                          General Partner,
                          Del Rey Properties and
                          D&B Partnership (real
                          estate developers),
                          President, LAEC, Inc.
                          (operation of the L.A.
                          Equestrian Center)

Howard Borris         President, Howard M. Borris                53      1996
         Director         & Co. Inc. (an individual
                          financial management
                          company)

Allan E. Dalshaug     Chairman of the Board,                     64      1982
         Chairman of      Chief Executive Officer
         the Board        and President, Company,
                          Chairman of the
                          Board and Chief
                          Executive Officer,
                          Sterling Bank (1)

Audrey J. Fimpler     Owner, Flight Centers, Inc.                64      1982
         Director         (travel agency) (1989-
                          Present)

Hassan Izad           President, Westown                         52      1990
         Director         Development (1987-Present),
                          General Partner,
                          Ariana Development
                          (1990-Present) (real
                          estate developer),
                          President, Ferris Industrial
                          Products, Inc.(1980-1992),
                          President, Phoenix Electronics Inc.
                          (electronic products company)
                          (1992-Present) (2)

                                                                      Year First
                           Principal                                  Elected or
                         Occupation for                               Appointed
Name and Title        the Past Five Years                       Age    Director
- --------------        -------------------                       ---   ----------
Robert J. Schiller    Chairman of the Board,                     77      1982
         Director         Guild Management
                          Corporation (an
                          individual financial
                          management company)

Michael Wagner        President, Wagner/                         70      1982
         Director         Jacobson Brokerage,
                          Inc., (realtors) (1983-
                          Present)

- ---------

(1) Mr. Dalshaug is a director of L.A. Gear, Inc. and Jalate, Ltd., both corporations with securities registered under the Securities Exchange Act of 1934, as amended.

(2) Ferris Industrial Products, Inc., a company of which Mr. Izad was President from 1981 until 1992, filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in 1992.

The Board of Directors and Committees

         The Board of Directors has various standing committees, including an Executive Committee, Audit Committee and a Compensation Committee. The Board has no standing nominating committee, however, the procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Company's Bylaws and in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

         The Company's Executive Committee, which did not meet during 1995, is chaired by Mr. Schiller, and Mr. Dalshaug is a member. The purpose of the Executive Committee is to exercise the powers of the Board with respect to the management of the business and affairs of the Company between Board meetings.

         The Company's Audit Committee, which held five meetings during 1995, is chaired by Mr. Reed Robinson, a director of Sterling Bank, and Mr. Schiller and Ms. Fimpler are members. The purpose of the Audit Committee is to direct the activities of the internal auditors, to make certain that the internal auditors have the necessary freedom and independence to fully examine all the records of the Company and its subsidiaries, to review the audit reports prepared by the internal auditors and management, and to review the reports of the Company's independent auditors and regulators.

         The Company's Compensation Committee, which held three meetings during 1995, is chaired by Ms. Fimpler, and Messrs. Schiller, Behunin and Dalshaug are members. Mr. Dalshaug abstains from voting on all matters affecting his employment. The purpose of the Compensation Committee is to administer the employee stock ownership and the stock option plans of the Company and to provide oversight for the personnel employment and compensation matters of the Company, including the authority to negotiate and execute, subject to final approval of the Board, employment contracts with key executive officers of the Company and its subsidiaries.

         During the fiscal year ended December 31, 1995, the Board of Directors of the Company held a total of eleven meetings. All of the present directors of the Company attended at least 75% of the aggregate of (i) the total number of such meetings and (ii) the total number of meetings held by all committees of the Board on which he or she served during 1995.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Overview

         As of December 31, 1995, all compensation of executive officers of the Company was paid by the company for which each executive officer had primary responsibility except for Mr. Dalshaug, with respect to whom Sterling Bank paid 80% thereof and Sterling Business Credit, Inc. paid 20% thereof.

Compensation Tables

                           SUMMARY COMPENSATION TABLE

         The following table sets forth a comprehensive overview of the compensation of the Company's Chief Executive Officer, the three executive officers at December 31, 1995 whose salary and bonus earned during 1995 exceeded $100,000 and one executive officer (Farhad Motia) who resigned from all positions with the Company or its subsidiaries effective September 7, 1995. Comparative data for the previous two fiscal years is also provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                                                    Long Term
                                               Annual Compensation   Compen-   All Other
                                               -------------------   sation     Compen-
Name and                                       Salary       Bonus    Payouts   sation(1)
Principal Position                       Year     $           $         $          $
- ------------------                       ----  -------     -------  ---------  ---------
Allan E. Dalshaug                        1995  169,428          --        --     3,935
 President, Chief Executive Officer and
 Chairman of the Board, Company; Chief   1994  190,928          --        --     6,089
 Executive Officer and Chairman
 of the Board, Sterling Bank (2)         1993  208,428          --        --    11,879

Farhad Motia (3)                         1995  135,430      16,600   110,000    50,333
 President and Chief Executive
 Officer, Sterling Business              1994  148,315     134,216        --       812
 Credit, Inc.
                                         1993  158,315     107,177        --     5,262

Joseph C. Carona                         1995  141,580          --        --     1,123
 Executive Vice President, Company;
 President, Sterling Bank                1994  155,880          --        --     2,758

                                         1993  155,880          --        --     2,382

Robert A. Brito                          1995  131,020          --        --     1,700
 Vice President, Company;
 Executive Vice President,               1994  140,040          --        --     1,720
 Sterling Bank
                                         1993  140,040          --        --     4,221

Douglas B. Swets (4)                     1995  114,071          --        --        --
 Chief Financial Officer,
 Company, Sterling Bank and              1994  125,856          --        --        --
 Sterling Business Credit, Inc.
                                         1993  125,856          --        --     2,517

(1) Includes for Messrs. Dalshaug, Motia, Carona, Brito and Swets respectively, $4,169, $4,475, $1,200, $1,200 and $2,517 of contributions in 1993 to the individuals' accounts within the Company's Employee Stock Ownership Plan ("ESOP"). No contributions were made by the Company to the ESOP in 1995 or 1994. Includes for Messrs. Dalshaug, Motia, Carona and Brito, respectively, $3,935, $680, $1,123, and $1,734 in 1995, $6,089, $812, $2,758, and $1,720 in 1994 and $7,708, $785,
         $1,181, and $3,020 in 1993 of premiums paid by the Company (or the subsidiary for which the executive officer had primary responsibility) for term life insurance for their respective benefits.

(2) As of December 31, 1995, Mr. Dalshaug held 15,748 incentive compensation shares having a value of $39,370. Dividends are paid on the incentive compensation shares at the same rate as those paid to all other shareholders. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS -- Executive Officer Employment Agreements -- Mr. Dalshaug."

(3) Mr. Motia resigned from his position with Sterling Business Credit, Inc. effective September 7, 1995. Under the terms of Mr. Motia's employment agreement he was entitled to all of his incentive compensation at the termination of his employment. The amount shown under "Bonus" for 1995 includes $55,867 which would normally have been used to purchase stock in the Company on behalf of Mr. Motia but which was paid to him in cash under the terms of a settlement agreement. The amount listed under "Long Term Compensation Payouts" includes $52,500 awarded in 1993 and $57,500 awarded in 1994. These amounts would normally have been used to purchase stock in the Company on behalf of Mr. Motia but were paid to him in cash in 1995 under the terms of a settlement agreement. The amount listed under "All Other Compensation" includes severance pay of $40,854, accrued vacation pay of $8,799 and $680 of premiums paid by Sterling Business Credit, Inc. for term life insurance for Mr. Motia's benefit. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS -- Executive Officer Employment Agreements -- Mr. Motia."

(4) Mr. Swets resigned from all positions with the Company and its subsidiaries effective March 8, 1996.

                 LONG-TERM INCENTIVE PLAN AWARDS (FISCAL 1995)

         The following table provides information concerning compensation intending to serve as an incentive for performance to occur over a period longer than one fiscal year awarded during 1995 to Mr. Motia, the only Named Executive Officer who received such type of compensation. Under the terms of his employment agreement, Mr. Motia was entitled to receive certain incentive compensation based on the performance of Sterling Business Credit, Inc. for the period through January 2, 1996, or the termination of his employment whichever occurred first. A portion of the incentive compensation was to have been used to purchase incentive compensation shares, subject to possible forfeiture. During 1995 Sterling Business Credit, Inc. entered into a settlement agreement with Mr. Motia which provided for the termination of his employment, and payment of all of the previously deferred compensation and the portion of incentive compensation which would otherwise have been used to purchase incentive compensation shares as set forth in the below table. For a description of the terms of such settlement agreement, see "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS -- Executive Officer Employment Agreements --Mr. Motia."

                                             Payouts
                              under Non-Stock Price-Based Plans (1)
                              -------------------------------------
                  Payout or
                  Number of    Maturation
Name               Shares        Period         Threshold     Target     Maximum
- ----              ---------    ----------       ---------     -------    -------
Farhad Motia         (1)         1/2/96             $0        $57,500    $57,500

- --------
(1) Pursuant to Mr. Motia's employment agreement, during 1994 and 1993 the Company allocated $57,500 and $52,500, respectively, in incentive compensation for the purchase of incentive compensation shares, which were not purchased by the Company. Based on the value of the Company's Common Stock as of December 31, 1994, such amounts would have resulted in the purchase of 38,333 shares and 35,000 shares, respectively.

                               STOCK OPTION PLAN

         During 1995, no options were granted or exercised under the Company's Stock Option Plan. The following table presents the amount and value of certain options held by each Named Executive Officer at December 31, 1995. All options listed in the table were out-of-the-money (the exercise price exceeded the market price of the Company's Common Stock) at December 31, 1995. The Company has never issued stock appreciation rights.

         AGGREGATED OPTION EXERCISES AND YEAR-END VALUES (FISCAL 1995)

                                  Number of Unexercised    Value of Unexercised In-the-Money
                                   Options at Year-End            Options at Year-End

Name                            Exercisable/Unexercisable      Exercisable/Unexercisable
- ----                            -------------------------      -------------------------
Joseph C. Carona                  16,826   /      0                  $0   /   0

Robert A. Brito                    4,994   /      0                   0   /   0

Douglas B. Swets                  14,834   /      0                   0   /   0

Executive Officer Employment Agreement

         Mr. Dalshaug. The Company entered into a new employment agreement with Mr. Dalshaug dated March 1, 1996 which expires on January 2, 1997. Under the agreement, Mr. Dalshaug is paid a base salary of $166,500. The agreement provides that upon termination of the agreement before expiration of the term, for any reason other than cause, voluntary termination or commission of a dishonest act in the course of his employment, Mr. Dalshaug will receive a lump sum payment equal to 4 months of his then-current salary, plus any accrued and unpaid incentive compensation.

         Mr. Motia. On September 7, 1995, effective with the sale of most of the assets of Sterling Business Credit, Inc., the Company entered into a Settlement Agreement with Mr. Motia. Under the terms of the Settlement Agreement Mr. Motia terminated his employment with Sterling Business Credit, Inc. and received the 43,861 shares of Sterling West Bancorp held as incentive compensation shares, payment in cash of $277,600 representing all of his deferred compensation, including the portion not yet used to purchase incentive compensation shares, severance pay, as called for under the contract, of $40,854 and vacation pay of $8,799. See "Long -Term Incentive Plan Awards."

         Mr. Carona. Effective as of January 1, 1994, Sterling Bank entered into an employment agreement with Joseph C. Carona, as the President, pursuant to which Mr. Carona will receive an annual salary of $155,880. Mr. Carona voluntarily reduced his salary for 1995 to $$141,580. He is currently being paid at the annual rate of $140,280. The agreement expires December 31, 1996, unless sooner terminated as provided therein. The agreement provides that Mr. Carona will receive incentive compensation at the discretion of Sterling Bank. The agreement also provides for certain benefits including an automobile allowance, reimbursement of business expenses, vacation time, life insurance premium payments and certain club membership dues.

Directors' Compensation

         All non-officer directors of the Company received during 1995 and currently receive, as of January 1, 1996, a director's fee of $300 per month. Additionally, non-officer directors of the Company who are also on the Board of Directors of Sterling Bank or Sterling Business Credit, Inc. received in 1995 and will receive in 1996 a director's fee of $200 per meeting. Non-officer directors serving on Sterling Bank's Loan Committee received $75 per meeting. Non-officer directors serving on the Company's Audit Committee received $75 per meeting while the Chairman of the Audit Committee received $125 per meeting. Non-officer directors of the Company serving on the Asset-Liability and Community Reinvestment Act Committees of Sterling Bank received $75 per meeting.

         Non-officer directors of the Company and its subsidiaries were eligible to participate in the Company's Stock Option Plan, as amended. The ability of the Company to grant options under that Plan expired in 1992 and no directors currently have outstanding options under that Plan.

Compensation Committee Interlocks and Insider Participation

         During 1995 the Compensation Committee met four times to determine or establish executive officer compensation. Mr. Dalshaug, an officer of the Company and its subsidiaries, was a member of the Compensation Committee during 1995 and currently. No other current or former officers serve as members of the Compensation Committee. None of the executive officers of the Company serve on the board of directors of another entity whose executive officers or directors serve on the Company's Board. Mr. Dalshaug abstains from voting on all matters affecting his employment.

         The Company issued during 1995, commercial paper notes in amounts of $25,000 or larger with maturity dates ranging from 30 to 270 days to certain qualified purchasers, including directors, executive officers and/or their affiliates. The following table sets forth, with respect to commercial paper notes issued to directors, executive officers and/or their affiliates, the largest amount of commercial paper notes outstanding at any time during 1995 through March 31, 1996 and the amount outstanding at March 31, 1996. It is the intention of the Board of Directors that the terms of such commercial paper notes issued to such persons shall be no more favorable to such persons than terms that would be offered to unaffiliated persons.

                                           Largest Principal
                                        Amount Outstanding From
                                            January 1, 1995           Amount
                                                Through           Outstanding at
Lender                                       March 31, 1996       March 31, 1996
- ------                                       --------------       --------------
Affiliates of Farhad Motia,
      a Named Executive officer                $520,000                 $0

Report of the Board on Executive Compensation

         The following Report of the Board on Executive Compensation and the performance graphs in the next section shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

         Allan E. Dalshaug, as Chairman and Chief Executive Officer of the Company, periodically submits to the Board recommendations respecting the salary, bonus and/or bonus formula and other compensation provisions to be provided to the Company's executive officers.

                   Executive Officer Compensation Philosophy

         In the past the Company's executive compensation policies and specific executive compensation programs were based on the understanding that maximizing return on shareholders' equity was a key measure of performance. However, in 1995, the Company's compensation policies and practices were implemented primarily based on the understanding that returning the Company to profitability was key. In either case, the Company has consistently maintained a policy of fostering stock ownership in order to closely align the interests of the executive officers with those of the shareholders.

         Base salaries for management employees are determined primarily by the responsibilities of the position, the performance of the individuals and their general experience and qualifications. The Company believes that the competitive arena in which it operates requires management of the highest caliber, and that to attract and retain such individuals will require payment of competitive salaries. Based on the knowledge and experience of its members, the Compensation Committee believes the Company's salaries are competitive.

         With respect to the Company's nonbanking subsidiaries (the operations of both of which have been substantially discontinued), individuals with direct responsibility for company performance had a substantial portion of their compensation in the form of incentive compensation based on the results of the relevant company. Incentive compensation for the president of Sterling Business Credit, Inc. was determined according to a contractual formula based on pretax earnings with forfeiture provisions applying if cumulative results during the contract period result in losses. The president of Sterling Business Credit, Inc. received a base salary plus incentive compensation of 15% of pretax income of Sterling Business Credit, Inc. over the term of his contract with a substantial portion of that to paid in Company stock.

         The president of Sterling Bank receives a base salary according to the terms of his employment agreement. Cash incentives for this individual are determined at the discretion of the board of directors of Sterling Bank and are based primarily on the performance of Sterling Bank (including return on shareholders' equity and loan quality) and, secondarily, the president's individual performance. Cash incentives for executive officers other than those described above are determined at the discretion of the board of directors of the company which is their primary employer and are based primarily on the performance of that company and, secondarily, the performance of the individual.

                      Chief Executive Officer Compensation

         A significant portion of Mr. Dalshaug's compensation in past periods has been in the form of stock ownership. This has been partly the result of his personal desire to emphasize shareholder value in his incentive package and partly the result of the policy described above of fostering ownership of stock. Mr. Dalshaug's compensation in 1995 was based on the terms of a three year employment agreement originally executed in 1989, extended for a second three year period in 1992, and subsequently amended on May 15, 1995. Mr. Dalshaug's employment agreement established a base salary with automatic annual increases of six percent (6%). In response to the Company's poor financial performance, Mr. Dalshaug has since January 1, 1994 voluntarily foregone $94,767 in salary called for by the employment agreement.

         Under the terms of the agreement, Mr. Dalshaug was entitled to an incentive bonus equal to 5.8% of adjusted pre-tax income, but only if the return on shareholders' equity exceeded 12.5%. The first $100,000 of incentive compensation awarded was payable in Company stock which was subject to forfeiture to the extent of 5.8% of the Company's cumulative losses during the initial three-year term of the employment agreement, unless such amount was otherwise provided for by Mr. Dalshaug. Following the first quarter of 1992, Mr. Dalshaug received a quarterly payment of approximately $96,000 as incentive compensation due him under the agreement. Final 1992 results, however, did not qualify Mr. Dalshaug to receive any incentive compensation. In connection with the extension of Mr. Dalshaug's employment agreement in 1992, the Board of Directors made the decision to recover the overpayment through a reduction in the next incentive compensation earned by Mr. Dalshaug. However, since 1992 there has been no incentive compensation earned. In May 1995, acting on the recommendation of the Compensation Committee, the Board of Directors entered into an amendment to the employment agreement that provides for the recoupment of the 1992 overpayment from the salary reductions taken and to be taken by Mr. Dalshaug prior to the termination of the employment agreement. In making that determination, the Compensation Committee and the Board of Directors considered the Company's poor financial performance over the prior four-year period. It also considered that Mr. Dalshaug's vision and leadership would be necessary to return the Company to profitability.

         The Board believes that Mr. Dalshaug's compensation has resulted in an appropriate alignment of his rewards from the Company with the interest of shareholders.

           Members of the Compensation Committee of the Board of Directors:

           Timothy G. Behunin       Audrey J. Fimpler     Robert J. Schiller

                               PERFORMANCE GRAPH

         Set forth below is a graph comparing the yearly percentage change in cumulative total shareholder return of the Company's Common Stock (SWBC) with the cumulative total return of the Nasdaq Stock Market Index and that of the Montgomery Securities Western Bank Monitor Southern California Proxy for the five years ending December 31, 1995. It is assumed in the graph that $100 was invested in the Common Stock, in the stock of the companies in the Nasdaq Stock Market Index and in the stocks of the Montgomery Securities Western Bank Monitor Southern California Proxy companies just prior to December 31, 1990 and that all dividends received within a quarter were reinvested in that quarter.

         The performance graph has a vertical axis ranging from 0 to 240 at 20 point intervals. the horizontal axis shows the years from 1990 to 1995. The graph contains three lines depicting the performance of the NASDAQ Stock Market, the Montgomery Securities Western Bank Monitor Southern California Proxy and Sterling West Bancorp common stock (SWBC). The points on the graph are as follows:

           Year              1990     1991     1992     1993     1994     1995
           ----              ----     ----     ----     ----     ----     ----
           NASDAQ Stock
             Market           100    156.86   181.08   207.79   201.15   281.44

           Southern
             Cal Proxy        100    100.98   100.50   122.83   140.19   177.81

           SWBC               100    110.85    94.21    63.95    34.88    69.53

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Some of the directors and executive officers of the Company and its subsidiaries, and the companies with which they are associated, were customers of, and had banking transactions with, Sterling Bank in the ordinary course of Sterling Bank's business during the 1995 fiscal year, and Sterling Bank expects to have such banking transactions in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of management of Sterling Bank, did not and do not involve more than a normal risk of collectibility or present other unfavorable features.

         For information relating to commercial paper notes issued by the Company to certain directors and executive officers of the Company and its subsidiaries, see "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS -- Compensation Committee Interlocks and Insider Participation."

                              INDEPENDENT AUDITORS

         The Company has selected KPMG Peat Marwick as the Company's independent auditors for the fiscal year ending December 31, 1996. KPMG Peat Marwick has served as the Company's independent auditors since October 30, 1991. KPMG Peat Marwick performed audit services for fiscal 1995 which included the examination of the consolidated financial statements and services relating to filings with the Securities and Exchange Commission. All professional services rendered by KPMG Peat Marwick during 1995 were furnished at customary rates and terms. Representatives of KPMG Peat Marwick will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                 ANNUAL REPORT

         Sterling West Bancorp's Annual Report for the fiscal year ended December 31, 1995 accompanies this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG Peat Marwick, independent auditors.

         UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO SHERRY ALEXANDER, SECRETARY, AT 3287 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90010, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                           PROPOSALS OF SHAREHOLDERS

         Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 1997 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 28, 1996 in a form that complies with applicable regulations.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than as stated in the accompanying Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion, and authority to do so is included in the Proxy.

Dated: April 26, 1996

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    By /s/Sherry G. Alexander
                                       ----------------------
                                       SHERRY ALEXANDER,
                                       Secretary

PROXY


                             STERLING WEST BANCORP

      PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Sterling West Bancorp (the "Company") hereby nominate(s), constitute(s) and appoint(s) Allan E. Dalshaug, Joseph C. Carona, and Sherry G. Alexander ("Proxy Holders"), and each of them, the attorney, agent and proxy of the undersigned, will full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held at the Wilshire Country Club, Crystal Room, 301 Rossmore Avenue, Los Angeles, California 90004, on Wednesday, May 22, 1996, at 10:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

                     Please sign and date on reverse side.

- -------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

                                                            Please mark
                                                           your votes as
                                                           indicated in
                                                           this example.  / X /

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE
           ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

                                          FOR                        WITHHOLD
                                all nominees listed below           AUTHORITY
                          (except as indicated to the contrary     to vote for
                           below). Discretionary authority to      all nominees
                               cumulate votes is granted.
1. ELECTION OF DIRECTORS                 /  /                          /  /
   Nominees: Timothy Behunin     Hassan Izad
             Howard M. Borris    Robert J. Schiller
             Allan E. Dalshaug   Michael Wagner
             Audrey J. Fimpler

  (INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee write that nominee's name in the space below.)
  ____________________________________________________________________________



2. OTHER BUSINESS. In their discretion, the Proxy Holders are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Meeting.

                           Please sign and date below

The undersigned hereby ratifies and conforms all that the Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement accompanying said Notice.

                 ______________________________________________________________
                                      (Number of Shares)

                 ______________________________________________________________
                                      (Please Print Name)

                 ______________________________________________________________
                                      (Please Print Name)


                                       (I) (WE)       WILL
                                         WILL         NOT
                                       /    /        /    /
                                  ATTEND THE MEETING IN PERSON.


Signature(s)____________________________________________________  Dated_________
(Please date this proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles).

- --------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

________________________________________________________________________________

              STERLING WEST BANCORP EMPLOYEE STOCK OWNERSHIP PLAN
                      PARTICIPANT VOTING INSTRUCTION CARD

        For use in connection with the voting of allocated shares of STERLING WEST BANCORP at the Annual Meeting of Shareholders.

        This card is furnished by the Plan's Administrator. It is not being furnished by or on behalf of the Board of Directors of STERLING WEST BANCORP and is not intended to constitute the solicitation of a proxy.

        The undersigned participant in the STERLING WEST BANCORP Employee Stock Ownership Plan (the "ESOP") hereby directs the ESOP's Trustee that all of those shares of the Common Stock, no par value, of STERLING WEST BANCORP (the "Company") allocated to the ESOP account(s) of the undersigned (the aggregate number of which shares is set forth below the undersigned's name on the reverse hereof) be voted at the Annual Meeting of Shareholders of the Company to be held on May 22, 1996 (the "Annual Meeting"), and at any and all adjournments thereof, as indicated on the reverse hereof with respect to each proposal therein set forth, and in the discretion of the Trustee upon such other business as may be properly brought before the Annual Meeting or any such adjournment. In giving this direction, the undersigned hereby acknowledges (i) receipt of the Proxy Statement, dated April 26, 1996, and (ii) that more complete information with respect to the proposals set forth on the reverse hereof is contained in the Proxy Statement.

        Please complete, date, sign and promptly return this card to the Trustee. IF THE TRUSTEE DOES NOT RECEIVE TIMELY A PROPERLY COMPLETED, DATED AND SIGNED CARD, ALL OF THE SHARES REFERRED TO ABOVE WILL BE VOTED FOR OR AGAINST EACH PROPOSAL IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED TIMELY BY THE TRUSTEE. The directions set forth on the reverse hereof with respect to any such proposal may be revoked by a subsequently dated and properly completed and signed card which is RECEIVED TIMELY BY THE TRUSTEE, giving directions as to ALL such proposals.

          (Please specify your choice on each proposal, date and sign (all on the reverse hereof) and return in the enclosed envelope.)

                          (Continued on reverse side)
________________________________________________________________________________

       (Continued from other side, which contains important information)

1. ELECTION OF DIRECTORS

       / / FOR all nominees listed (except       / / WITHHOLD AUTHORITY to vote
        as marked to the contrary below)          for all nominees listed below

Nominees: Timothy Behunin, Howard M. Borris, Allan E. Dalshaug, Audrey J. Fimpler, Hassan Izad, Robert J. Schiller and Michael Wagner

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.)

- -------------------------------------------------------------------------------

2. In its discretion, the Trustee or its proxy is authorized to vote upon such other business as may properly come before the meeting.



Dated: _____________________ 1996


- --------------------------------
          (Signature)

Please sign EXACTLY as your
 name appears on this card.